Exhibit 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form 10-SB for New Bridge Products, Inc., of our report dated March 25, 1999, relating to the December 31, 1998 and 1997 financial statements of New Bridge Products, Inc., which appears in such Registration Statement.



MOFFITT & COMPANY, P.C.


Phoenix, Arizona
December 20, 1999